Exhibit 10.11

AMENDMENT #2 TO JOINT DEVELOPMENT AGREEMENT

WHEREAS, CDx, Inc. ("CDX") and Next Dimension Technologies, Inc. (“NDT”) are parties to a Joint Development Agreement executed by the parties on November 1, 2013, as modified by Amendment #1 to the Joint Development Agreement executed by the parties on April 21. 2014 (the “Agreement”); and

WHEREAS, pursuant to Paragraph 11.3 of the Agreement, both parties now desire to further modify and amend the Agreement;

NOW, THEREFORE, in consideration of the mutual undertakings of the parties as set forth below as well as other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, CDX and NDT do hereby mutually agree as follows:

1.          With respect to Paragraph 2.2. this paragraph shall be deleted in its entirety and replaced with the following:

“2.2 Task Authorization. NDT must not undertake any Task as defined in Exhibit A until CDX has provided written authorization to NDT to do so. Notwithstanding the foregoing, NDT is authorized to undertake Task 1.1, Task 1.2, Task 1.3, and Task 2.1 as set forth in Exhibit A.”

2.          With respect to Exhibit A, Task 1.1, Task 1.1 shall be deleted in its entirety and replaced with Exhibit A, Task 1.1 attached hereto.

3.          With respect to Exhibit A, Exhibit A is amended to include Task 1.3 attached hereto.

4.          All remaining terms and conditions of Agreement remain in full force and effect. as modified and amended hereby and are hereby ratified by the parties.

5.          After full execution of this Amendment #2, the Agreement shall be deemed to include the modifications and amendments herein.

IN WITNESS WHEREOF, the parties have caused this Amendment #2 to be executed by their authorized representatives as of the respective dates written below.

CDx, Inc.		Next Dimension Technologies, Inc.

By:	/s/ Daniel Yazbeck	By:	/s/ William Royea
Name:	Daniel Yazbeck	Name:	William Royea
Title:	President	Title:	President

Date:	July 1, 2014	Date:	July 1, 2014

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Task 1.1: Development of a testing platform for off-site, laboratory-based testing of cannabis

Task objective	NDT will develop: (I) a capable of discriminating between 10 different strains of simulated cannabis, (2) a laboratory-based testing system that can be interfaced to standard, commercially available measurement instruments and allow testing of the sensor array with samples of cannabis flower, and (3) software to control and allow collection of raw data from the laboratory-based testing system. By the conclusion of the task, NDT will deliver two laboratory-based testing systems to CDX for further testing and data collection.
Key deliverables and deadlines

● Development of a sensor array that is capable of detecting 3 strains of cannabis (completed by week 13)

● Development of a sensor array that is capable of detecting 10 strains of cannabis (completed by week 30)

● Development of a laboratory-based testing system that can be interfaced to standard, commercially available measurement instruments and allow for testing of the sensor array with samples of cannabis flower (completed by week 30)

● Development of software to control and collect raw data from the laboratory-based testing system (completed by week 30)

● Delivery of an oral presentation on the status of the 3-strain sensor array (to be scheduled following week 10)

● Delivery of an oral presentation on the status of the 10-strain sensor array and laboratory-based testing system (to be scheduled following week 30)

● Delivery of the laboratory testing system, associated software, and three (3) sensor arrays to a delivery address to be provided by CDX (shipped by week 30).

● Delivery of a second laboratory testing system and associated software, to a delivery address to be provided by CDX (shipped by week 41).

Performance time	41 weeks
Anticipated start date	November 1, 2013
Anticipated completion date	August 15, 2014
Total budget	$
Payment schedule	● $ upon completion of week 22 (due within 10 days of invoice)
● $ upon shipment off first laboratory-based testing system (due within 10 days of invoice) ● $ upon shipment off second laboratory-based testing system (due within 10 days of invoice)
Disclaimer	NDT will use reasonable efforts to achieve the performance goals specified by CDX. Notwithstanding, the proposed work is developmental in nature, and thus NDT makes no representation and provides no guarantee that the performance goals specified by CDX will be attained.

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Task 1.3: Fabrication and delivery of a prototype detection system for sensor evaluation

Task objective	NDT will fabricate a readout system for the evaluation of NDT chemiresistive sensors. At the conclusion of the task, NDT will deliver a prototype to CDX for further testing and data collection. Two additional prototype systems will be retained by NDT as replacements for damaged units lent to CDX under a Joint Development Agreement executed by the parties on November 1, 2013.
Key deliverables and deadlines

● Fabrication and delivery of three (3) sensor chambers (first unit to be delivered on or before August 11, 2014; second unit to be delivered on or before August 18, 2014; third unit to be delivered on or before September 19, 2014)

● Fabrication of 3 prototype                        (on or before September 19, 2014)

● Delivery of one (1) prototype                        CDX (on or before September 19, 2014)

Performance time	12 weeks
Anticipated start date	July 1, 2014
Anticipated completion date	September 19, 2014
Total budget	$
Payment schedule	● $ upon delivery of prototype system (due within 10 days of invoice)
Disclaimer	NDT will use reasonable efforts to achieve the performance goals specified by CDX. Notwithstanding, the proposed work is developmental in nature, and thus NDT makes no representation and provides no guarantee that the performance goals specified by CDX will be attained.

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